CORRECTED
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
BAKER HUGHES INCORPORATED
     Baker Hughes Incorporated, a Delaware corporation (the “Corporation”), pursuant to Section 103(f) of the Delaware General Corporation Law (the “DGCL”), certifies that:
     FIRST: The Certificate of Amendment of Restated Certificate of Incorporation of Baker Hughes Incorporated (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on April 26, 2007 is an inaccurate record of the corporate action referred to therein.
     SECOND: The Certificate of Amendment is inaccurate in that it incorrectly (1) amended the text of Article TWELFTH of the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”) instead of deleting the text thereof in its entirety; and (2) renamed Article FOURTEENTH of the Restated Certificate “Article THIRTEENTH” instead of renaming such Article “Article TWELFTH.”
     THIRD: The Certificate of Amendment is hereby corrected to read in its entirety as follows:
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
BAKER HUGHES INCORPORATED
     Baker Hughes Incorporated (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

Exhibit 3.1
     FIRST: Article SEVENTH of the Corporation’s Restated Certificate of Incorporation (the “Restated Certificate”) is hereby amended to read in its entirety as follows:
     “SEVENTH: The bylaws of the Corporation shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than a majority of the stock issued and outstanding and entitled to vote in the election of directors, considered for purposes of this Article SEVENTH as one class.”
     SECOND: Article TWELFTH of the Restated Certificate is hereby amended by deleting the text thereof in its entirety.
     THIRD: Article THIRTEENTH of the Restated Certificate is hereby amended by deleting the text thereof in its entirety.
     FOURTH: Article FOURTEENTH of the Restated Certificate is hereby renamed Article TWELFTH and is amended to read in its entirety as follows:
     “TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.”
     FIFTH: The foregoing amendments to the Corporation’s Restated Certificate were unanimously adopted by the Corporation’s Board of Directors at a meeting duly called and held on January 25, 2007 and by the holders of the Corporation’s capital stock at a meeting duly called and held on April 26, 2007, all in accordance with the provisions of Section 242 of the DGCL and the Corporation’s Restated Certificate.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed in its name and on its behalf by its duly authorized officer on this 26th day of April, 2007.

BAKER HUGHES INCORPORATED
By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

[Signature page follows]

Exhibit 3.1
     IN WITNESS WHEREOF, the undersigned has caused this Corrected Certificate of Amendment to be signed by its duly authorized officer this 31st day of May 2007.

BAKER HUGHES INCORPORATED
By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary